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                                                                    Exhibit 21



                 Subsidiaries of Premier Community Bankshares, Inc.

        Name of Subsidiary                             State of Incorporation
        ------------------                             ----------------------

        The Marathon Bank                                   Virginia

        Rockingham Heritage Bank                            Virginia

          --  RHB Services, Inc.                            Virginia

        Premier Statutory Trust I                           Delaware